EXHIBIT 99.1

Premier Exhibitions Reports First Quarter Fiscal 2015 Results

ATLANTA, July 15, 2014 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the first quarter of fiscal 2015 ended May 31, 2014.

Comparing the first fiscal quarter 2015 with the prior year's first fiscal quarter:

  Total revenue decreased 16.2% to $7.5 million compared to $8.9 million in the first quarter of fiscal 2014. Exhibition revenue was negatively impacted by a decrease in admissions revenue as a result of fewer touring exhibitions achieving profit share participation despite comparable average attendance per day. This was only partially offset by higher non-refundable license fees. Merchandise revenue was negatively impacted by a decrease in total attendance for semi-permanent and partnered exhibitions along with a decline in average retail sales per attendee.
  Gross profit decreased to $3.1 million from $5.3 million in last year's first fiscal quarter while gross margins fell to 41.2% from 59.2% in the prior year.
  Net loss after non-controlling interest was $1.2 million, or $0.02 per diluted share, compared to net income after non-controlling interest of $1.0 million, or $0.02 per diluted share in last year's first fiscal quarter. Adjusted EBITDA, a non-GAAP measure(1), was $(0.1) million, a decrease of $2.4 million from in the prior year.
  Total exhibition days grew 27.1% to 1,426 as compared to 1,122 in the first fiscal quarter of 2014.
  Average attendance per exhibition day fell 9.4% to 462 compared to 510 in last year's first fiscal quarter. Average ticket prices for semi-permanent and partner presented exhibitions increased 11.5% to $15.18 from $13.62 in the first quarter of fiscal 2014.
  Average attendance per exhibition day for semi-permanent exhibitions was 373 compared to 374 in the prior year results. Average ticket prices for semi-permanent exhibitions decreased 11.2% to $19.44 from $21.90 in the first quarter of fiscal 2014.
  General and administrative expenses decreased 2.2% to $3.3 million, compared with $3.4 million in last year's first fiscal quarter as the Company incurred lower compensation expense during the first quarter of fiscal 2015.
  On May 31, 2014, the Company had total cash and certificates of deposits of $3.5 million.

Michael Little, Premier's Interim President and Chief Executive Officer, stated, "Our top-line performance reflects weaker demand for Titanic and Bodies in established venues such as Las Vegas and Orlando, lower average ticket prices across all semi-permanent locations, along with fewer of our domestic touring partnered exhibitions achieving profit share participation. These factors led to admission and merchandise sales declines that were only partially offset by higher license fees for rented exhibitions touring internationally. The year over year decrease in total revenues, coupled with rising exhibition costs, yielded a reduction in adjusted EBITDA and a net loss for the Company during the three-month period."

Little continued, "Operational results are likely to remain challenged as we work through several important initiatives designed to improve the performance of our semi-permanent locations and related merchandise sales. Still, we are gratified that our Pompeii, King Tut, and Pirates properties are off to reasonably solid starts and thereby providing some diversification to our exhibition portfolio."

Little concluded, "We are also moving closer to securing growth capital with the near-term goals of reestablishing Premier's presence in New York City, refreshing our Titanic and Bodies properties, and strengthening our pipeline of new content opportunities. Obtaining sufficient funding to execute on these strategic priorities is critical to bolstering our financial condition and we look forward to updating shareholders on our progress as soon as we have binding financing agreements."

Strategic Alternatives Review Process and Titanic Appraisal Update

Premier continues to explore strategic alternatives in conjunction with J.P. Morgan, however, there is nothing definitive to announce at the present time. In addition, the Company expects its independent appraisers to complete new appraisals of the entire Titanic collection, including all the artifacts and intellectual property obtained and developed subsequent to the last appraisal in 2009, over the next month.

First Fiscal Quarter 2015 Conference Call Information

Premier Exhibitions will host a conference call to discuss its financial results on July 15, 2014, at 8:30 AM. (EDT). Investors in the U.S. can access the call by dialing 1-888-438-5535 and international callers may dial 1-719-325-2494. Callers should reference Conference ID number 1590238. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income/(loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	May 31,	February 28,
	2014	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 3,315	$ 3,434
Certificates of deposit and other investments	206	407
Accounts receivable, net of allowance for doubtful accounts of $352 and $392, respectively	1,587	1,331
Merchandise inventory, net of reserve of $17	1,145	1,206
Income taxes receivable	190	263
Prepaid expenses	2,418	2,012
Other current assets	401	381
Total current assets	9,262	9,034

Artifacts owned, at cost	2,895	2,901
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $20,636 and $19,799, respectively	8,820	9,287
Exhibition licenses, net of accumulated amortization of $5,905 and $5,857, respectively	1,793	1,841
Film, gaming and other application assets, net of accumulated amortization of $1,257 and $1,101, respectively	2,077	2,233
Other receivables, net of allowance for doubtful accounts of $902 and $892, respectively	--	--
Goodwill	250	250
Future rights fees, net of accumulated amortization of $548 and $438, respectively	3,832	3,942
Restricted cash	223	--
Restricted certificate of deposit	800	--
Deferred income taxes	302	302
Deferred financing costs, net of accumulated amortization of $0	50	--
Long-term exhibition costs	132	215
Subrogation rights	250	250
Total Assets	$ 30,687	$ 30,256

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,431	$ 3,301
Deferred revenue	3,961	3,076
Deferred income taxes	302	302
Current portion of capital lease obligations	40	39
Current portion of notes payable, net of discount of $0 and $66, respectively	--	170
Total current liabilities	8,734	6,888

Long-Term liabilities:
Lease abandonment	1,323	1,440
Long-term portion of capital lease obligations	51	61
Long-term portion of royalty payable, net of discount of $158	949	--
Long-term portion of notes payable, net of discount of $21 and $134, respectively	179	1,126
Total long-term liabilities	2,502	2,627

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 49,050,377 and 49,044,378 shares, respectively; outstanding 49,048,368 and 49,042,369 shares, respectively	5	5
Additional paid-in capital	53,895	53,822
Accumulated deficit	(36,842)	(35,630)
Accumulated other comprehensive loss	(326)	(326)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	16,731	17,870
Equity Attributable to Non-controlling interest	2,720	2,871
Total liabilities and shareholders' equity	$ 30,687	$ 30,256

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended May 31,
	2014	2013
Revenue:
Exhibition revenue	$ 6,008	$ 6,847
Merchandise revenue	1,345	1,906
Management and booking fee	138	187
Total revenue	7,491	8,940

Cost of revenue:
Exhibition costs	3,821	2,964
Cost of merchandise sold	586	683
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	4,407	3,647

Gross profit	3,084	5,293

Operating expenses:
General and administrative	3,295	3,370
Depreciation and amortization	1,151	985
Contract and legal settlements	--	(297)
Gain on sale of assets	(4)	(28)
Total operating expenses	4,442	4,030

Income/(loss) from operations	(1,358)	1,263

Other income and (expense)
Interest expense	(23)	(138)
Other income/(expense)	18	(7)
Total other expense	(5)	(145)

Income/(loss) before income taxes	(1,363)	1,118

Income tax expense	--	69

Net income/(loss)	(1,363)	1,049
Less: Net (income)/loss attributable to non-controlling interest	151	(78)
Net income/(loss) attributable to the shareholders of Premier Exhibitions, Inc.	$ (1,212)	$ 971

Net income/(loss) per share:
Basic income/(loss) per common share	$ (0.02)	$ 0.02
Diluted income/(loss) per common share	$ (0.02)	$ 0.02

Shares used in basic per share calculations	49,046,687	49,276,792
Shares used in diluted per share calculations	49,046,687	49,511,868

Comprehensive income/(loss):	$ (1,212)	$ 971

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)
	Three Months Ended May 31,
	2014	2013
Cash flows from operating activities:
Net income/(loss)	$ (1,363)	$ 1,049

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,151	985
Lease abandonment	(117)	(135)
Stock-based compensation	73	66
Allowance for doubtful accounts	10	94
Amortization of debt discount	21	137
Gain on sale of assets	(4)	(28)
Changes in operating assets and liabilities:
Increase in accounts receivable	(59)	(425)
(Increase)/decrease in merchandise inventory	61	(95)
Increase in prepaid expenses	(391)	(167)
(Increase)/decrease in other assets	(20)	292
(Increase)/decrease in income taxes receivable	73	(115)
Increase in other receivables	(10)	(98)
Increase in restricted cash	(8)	--
(Increase)/decrease in long-term development costs	83	(52)
Increase/(decrease) in accounts payable and accrued liabilities	1,057	(449)
Increase/(decrease) in deferred revenue	562	(209)
Increase in income taxes payable	--	72
Total adjustments	2,482	(127)
Net cash provided by operating activities	1,119	922

Cash flows from investing activities:
Purchases of property and equipment	(370)	(301)
Redemption of certificates of deposit	201	--
Purchase of restricted certificate of deposit	(800)	--
Proceeds from disposal of assets	4	28
Decrease in artifacts	6	12
Net cash used in investing activities	(959)	(261)

Cash flows from financing activities:
Proceeds from options and warrants exercised	--	185
Deferred financing costs	(50)	--
Payments on capital lease obligations	(9)	(7)
Payments on notes payable	(220)	(65)
Net cash provided by/(used in) financing activities	(279)	113

Effects of exchange rate changes on cash and cash equivalents	--	1
Net increase/(decrease) in cash and cash equivalents	(119)	775
Cash and cash equivalents at beginning of period	3,434	6,393
Cash and cash equivalents at end of period	$ 3,315	$ 7,168

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 9	$ 7
Cash paid/(received) during the period for taxes	$ (73)	$ 112
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ 1
Net assets recognized from execution of royalty agreement	$ 31	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	May 31, 2014	May 31, 2013
	1Q15	1Q14

Net income/(loss)	$ (1,363)	$ 1,049
Income tax expense	--	69
Other (income)/expense	(18)	7
Interest expense	23	138
Depreciation and amortization	1,151	985
Impact of Hurricane Sandy on New York - Seaport	--	277
Litigation settlement	--	(297)
Stock-based compensation	73	66
Adjusted EBITDA(1)	$ (134)	$ 2,294

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	May 31, 2014	May 31, 2013
	1Q15	1Q14

Compensation, excluding stock-based compensation	$ 1,575	$ 1,717
Stock-based compensation	73	66
Legal and other professional fees	502	621
Rent and other office expenses	427	344
Other	718	622
General & Administrative expense	$ 3,295	$ 3,370

Table 6
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	May 31, 2014	May 31, 2013
	1Q15	1Q14

Admissions revenue	$ 4,665	$ 6,115
Non-refundable license fees for current exhibitions	1,343	732
Total exhibition revenues	$ 6,008	$ 6,847

Key Non-financial Measurements
Total number of exhibitions presented	20	19
Semi-permanent exhibitions presented	6	5
Partnered exhibitions presented	8	12
Exhibitions rented to promoters or museums	6	2
Total operating days for semi-permanent, partner and rented exhibitions	1,426	1,122
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	496	546
Average attendance per day for semi-permanent and partnered exhibitions presented	462	510
Average ticket price for semi-permanent and partnered exhibitions presented	$ 15.18	$ 13.62
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 2.67	$ 3.67

Semi permanent exhibitions:
Total operating days	552	460
Total attendance (in 000's)	206	172
Average attendance per day	373	374
Average ticket price	$ 19.44	$ 21.90
Average retail per attendee	$ 3.28	$ 3.75

The key non-financial measurements for May 31, 2013 do not include exhibitions under management.
CONTACT: Investor Contact:
         Michael J. Little
         Interim President and Chief Executive Officer
         (404) 842-2600
         michael.little@prxi.com